Strategic American Oil Corporation's (SCGA) South Texas Koliba Prospect
Drilling Contract Executed

SCGA's First In-House Drilling Prospect Planned for April 2010

Corpus Christi, Texas - April 7, 2010 - Strategic American Oil Corporation (OTCBB: SGCA; the "Company") is pleased to announce that the drilling contract for the Company's Victoria Co., Texas "Koliba" Prospect has been executed with expectations to commence drilling operations this month, depending on favorable weather conditions and rig availability. The Company will retain a 16.33% carried working interest to casing point, 25% working interest after casing point, putting the Company in a low risk/high reward scenario. The combined leased acreage (Koliba-Linville) consists of 143 acres covering an anticipated anticlinal structure (target) with offsetting production. The Company plans to drill a direct offset to the Murphy Baxter, Koliba #1 well which produced from the 5,880 feet (target) zone.

The Koliba Prospect lies in the North McFaddin Field, which, according to Texas Railroad Commission maps and records, hosts 87 productive oil and gas zones. There are numerous key points that make the Koliba Prospect particularly attractive to SGCA including:

Multi-Pay Zones

The Company has identified three potential target zones at 5,880 feet, 5,350 feet and 4,930 feet under the Koliba lease.

Historic Production

Texas Railroad Commission records state seven wells from these three target zones produced 390,426 barrels of oil and 2,472,481 MCF (thousand cubic feet) of gas.

Strong Well Control

The Koliba Prospect was evaluated by means of surrounding well control, adding confidence and lowering risk to the geologic interpretation. A minimum of 50 surrounding well bores and their associated well logs were used in developing the geologic interpretation. The prospect interpretation is both a structural and strategraphic trap that includes a four-way closure.

The Company has identified three Frio Sand target zones at 5,880 feet, 5,350 feet and 4,930 feet under the Koliba-Linville leases.

Company Vice President of Operations Steven Carter, who has over 25 years engineering experience in oil and gas exploration, production operations, reservoir management and drilling, will operate the well through Carter E&P, LLC, a licensed and bonded operator in the State of Texas.

Company President and CEO Jeremy Driver stated, "Entering into the drilling contract moves us closer to drilling and further developing the Koliba Prospect. With a 16.33 percent carried working interest, the Company is in a low risk/high reward scenario, which, if the Koliba Well is economically feasible, will be of significant benefit to the Company and its shareholders. The Koliba is our first in-house developed prospect which is an exciting step for Strategic American Oil. It demonstrates we can execute our business model of finding, acquiring, and developing what we believe are low risk/high reward development projects. As our Chairman, Randall Reneau, has previously stated, the Koliba Prospect offers a relatively low-risk offset development well in an area we have experience in with our nearby producing Welder (Barge Canal) lease."

About Strategic American Oil Corporation

Strategic American Oil Corporation (OTCBB: SGCA - News) is an exploration and development company with operations in Texas, Louisiana, and Illinois. The Company draws on an internationally recognized team of geologists, engineers and executives with extensive oil and gas exploration and production experience. The Company's objective is to find and acquire oil and gas projects of merit and develop those projects to their full potential.

For further information please contact:

Corporate Office:

Suite 2015, 600 Leopard Street
Corpus Christi, Texas 78473
www.StrategicAmericanOil.com

Investor Relations:

Investor Awareness, Inc.
Tony Schor or James Foy, 847-945-2222
www.InvestorAwareness.com

Safe Harbor Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

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Suite 2015, 600 Leopard Street, Corpus Christi, Texas,  78473 Phone: (361) 884-7474